EXHIBIT 5.1



HOST MARRIOTT
SERVICES CORPORATION                         Host Marriott Services Corporation
                                             6600 Rockledge Drive
June 30, 1998                                Bethesda, MD  20817-1100
                                             301/380-3532
                                             301/380-7626 Fax

                                             Joe P. Martin
                                             Senior Vice President and
                                               General Counsel

Host Marriott Services Corporation
6600 Rockledge Drive
Bethesda, MD 20817

  Re:   Host Marriott Services Corporation Common Stock No Par Value Per Share
        ----------------------------------------------------------------------

Ladies & Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares of Common Stock, no par value per share (the "Plan Shares") to be sold by Host Marriott Services Corporation (the "Company") under the Host Marriott Services Corporation Comprehensive Stock Plan (the "Plan"). We are familiar with the proceedings undertaken in connection with the authorization of the Plan Shares under the Plan. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

Subject to the foregoing and in reliance thereon, it is my opinion that upon the exercise of options granted pursuant to the Plan and the Registration Statement, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Plan Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Plan Shares will be validly issued, fully paid and nonassessable securities of the Company.

I  consent  to your  filing  this  opinion  as an  exhibit  to the  Registration
Statement.

Very truly yours,

/s/ Joe P. Martin
-------------------------
Joe P. Martin
Senior Vice President and
General Counsel